SUB-ITEM 77Q(1)(e)

Artio Global Investment Funds

The Investment Advisory Agreement dated April 21, 2010, with amended Schedule A dated December 16, 2010, is incorporated by reference to Post-Effective Amendment No. 55 to the Registration Statement filed on Form Type 485BPOS on February 25, 2011 (Accession No. 0000930413-11-001274).